News Release

Tutor Perini Reports Fourth Quarter and Full Year 2020 Results

•Revenue of $5.3 billion in 2020, up 20% Y/Y, driven by double-digit growth across all segments despite the impacts of the COVID-19 pandemic
•Income from construction operations of $262.3 million in 2020, up substantially Y/Y, and the highest annual result since the merger in 2008
•Diluted earnings per share (“EPS”) of $2.12 in 2020, which exceeded guidance
•Strong operating cash flow of $172.8 million in 2020, up 27% Y/Y, and the highest annual result since the merger in 2008

LOS ANGELES – (BUSINESS WIRE) – February 24, 2021 – Tutor Perini Corporation (the “Company”) (NYSE: TPC), a leading civil, building and specialty construction company, reported results today for the fourth quarter and year ended December 31, 2020. Revenue for the fourth quarter and full year of 2020 was $1.3 billion and $5.3 billion, an increase of 15% and 20%, respectively, compared to the same periods last year. The Company experienced double-digit revenue growth across all segments in both periods despite the effects of the COVID-19 pandemic, which the Company estimates negatively impacted revenue in 2020 by approximately $290 million (with much of the impacted revenue expected to be recognized in future periods). The growth in 2020 was driven by increased activities on several large infrastructure projects in California and the Northeast, as well as various building projects in California.

Income from construction operations for the fourth quarter and full year of 2020 was $74.4 million and $262.3 million, respectively, both up substantially compared to the same periods in 2019, and the highest annual result since the merger of Tutor-Saliba and Perini in 2008. Net income attributable to the Company for the fourth quarter and full year of 2020 was $35.5 million, or $0.69 per diluted share, and $108.4 million, or $2.12 per diluted share, respectively. The significant growth in income from construction operations for both periods was due to contributions from various large infrastructure projects, as well as the absence of a prior-year $166.8 million pre-tax charge ($119.4 million after tax, with an impact of $2.38 per diluted share in 2019) related to the adverse jury verdict pertaining to the Alaskan Way Viaduct Replacement Project (SR 99), which the Company is appealing. Additionally, the growth in income from construction operations for the full year of 2020 was due to the absence of a prior-year pre-tax, non-cash goodwill impairment charge of $379.9 million ($330.5 million after tax, with an impact of $6.58 per diluted share in 2019). The strong increase in net income and EPS in 2020 was also driven by a favorable effective tax rate, which primarily resulted from benefits associated with the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act.

In 2020, the COVID-19 pandemic caused a lack of available manpower, a reduction in field labor productivity, other inefficiencies, delays to project schedules, deferral of project execution and, consequently, incremental costs estimated to be in excess of $50 million, much of which the Company is seeking to recover from its customers as allowed by contractual terms. The relief sought from customers, some of which has already been received, helped reduce the pandemic's negative impact on the Company's financial results for 2020 (with much of the revenue and income from construction operations associated with these impacts expected to be recognized in future periods).

Backlog at December 31, 2020 was $8.3 billion compared to $9.2 billion at the end of the third quarter of 2020. Backlog declined both sequentially and year-over-year due to strong revenue that outpaced new awards in the fourth quarter and full year of 2020. New awards in 2020 were negatively impacted by the COVID-19 pandemic, which resulted in, and could continue to result in, delays in the bidding and awarding of certain projects the Company is pursuing, which could further delay large new revenue streams. Despite the COVID-19 impacts, new awards in 2020 totaled $2.4 billion and included approximately $732 million for various mass-transit projects; approximately $615 million for various building projects in California; $286 million for various electrical projects in Texas, California and Florida; $271 million for several domestic federal government facilities projects; and $158 million for various electrical projects in New York. The Company has recently submitted several bids and proposals for new large projects and multiple-award government contracts that are pending customers’ decisions and contract awards. In addition, the Company anticipates bidding on several other significant projects in 2021, and expects that backlog will continue to support long-term revenue growth.

The Company generated operating cash of $41.8 million and $172.8 million in the fourth quarter and full year of 2020, respectively. Operating cash for the year was the highest amount generated since the merger in 2008, and was up 27% compared to the $136.5 million in 2019. Barring any significant continued or worsening impact on cash flows from the COVID-19 pandemic, and with an anticipated resumption of a more normalized dispute resolution environment to address collections of disputed costs, the Company expects that substantial cash collections associated with large projects and ongoing dispute resolution efforts will contribute to strong operating cash flow in 2021 and beyond.

Outlook and Guidance

“We delivered strong results in 2020 despite significant negative impacts of COVID-19, as we successfully navigated the challenges presented by the pandemic,” remarked Ronald Tutor, Chairman and Chief Executive Officer. Tutor continued, “Our EPS for 2020 exceeded our guidance and we generated record operating income and operating cash, both the largest amount of any year since the merger in 2008. Demand for our construction services continues to be the strongest it has been in many years. However, the COVID-19 pandemic has caused a lack of available manpower, a reduction in field labor productivity and other inefficiencies, as well as negatively impacting project schedules, resulting in incremental costs for the year estimated to be in excess of $50 million, much of which we are seeking to recover from our customers. The pandemic has also led to delays in project bids and contract awards. These impacts could continue to negatively impact our operations, backlog and future results. I am optimistic, though, that the federal government will provide the infrastructure funding support that many state and local customers are relying upon, which should favorably support Tutor Perini's long-term success and continued profitability."

As discussed above, the COVID-19 pandemic negatively impacted the Company’s results in 2020. However, the vast majority of the Company’s projects, especially in the Civil segment, have been and continue to be designated as essential business, which has allowed the Company to continue its work on those projects. While there has been major progress achieved in the development and approval of effective vaccines and the subsequent rollout of large-scale vaccination programs worldwide, the COVID-19 pandemic continues to be a fluid situation that presents business uncertainties. Therefore, the Company is unable at this time to accurately predict the pandemic’s future impact on the Company’s business, financial condition or performance.

The Company anticipates continued revenue growth from the existing backlog of large civil infrastructure projects on the West Coast and other projects in Guam. Offsetting this growth, however, are certain large civil projects in the Northeast that are completing or will be nearing completion over the next year. The Company is pursuing several large prospective projects on the West Coast, in the Northeast and in Guam that are expected to be bid and awarded in 2021 and 2022. Importantly, the timing and magnitude of revenue contributions from these prospective projects may not be sufficient to offset revenue reductions associated with the projects that will be completed or nearing completion in 2021. In addition, as discussed earlier, the COVID-19 pandemic has resulted in, and could continue to result in, delays in the bidding and awarding of certain projects the Company is pursuing, which could further delay large new revenue streams.

For the reasons mentioned above, the Company is taking a cautious, but practical, approach in estimating its financial performance for 2021. Based on the current market assessment and business outlook, the Company is establishing its initial EPS guidance for 2021 at a range of $1.80 to $2.20. As in previous years, earnings in 2021 are expected to be weighted more heavily in the second half of the year due to the anticipated timing of large project activities, as well as typical business seasonality.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented under generally accepted accounting principles in the United States (“GAAP”), we are presenting certain non-GAAP financial measures. We are providing these non-GAAP financial measures to disclose additional information to facilitate the comparison of past and present operations, and they are among the indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results, provide management and investors with an additional understanding of our business operating results, including underlying trends.

These non-GAAP financial measures, which exclude the non-cash goodwill impairment charge incurred in 2019 (as well as the tax benefit associated with this charge), include adjusted income (loss) from construction operations, adjusted net income (loss) attributable to Tutor Perini Corporation, adjusted diluted earnings (loss) per common share, and adjusted effective income tax rate. These non-GAAP financial measures are not intended to replace the presentation of our financial results in accordance with GAAP, and they may not be comparable to other similarly titled non-GAAP financial measures presented by other companies. Reconciliations of these non-GAAP financial measures to the most nearly comparable GAAP financial measures are presented below. There were no adjustments for 2020; therefore, the non-GAAP financial measures do not differ from GAAP results in that period.

Reconciliation of Non-GAAP Financial Measures

(in millions)	Civil	Building	Specialty Contractors	Corporate	Consolidated Total
Year Ended December 31, 2019
Income (loss) from construction operations, as reported	$(150.9)	$23.7	$(172.6)	$(65.2)	$(365.0)
Plus: Goodwill impairment charge	210.2	13.5	156.2	—	379.9
Adjusted income (loss) from construction operations	$59.3	$37.2	$(16.4)	$(65.2)	$14.9

	Year Ended December 31,
(in millions, except per common share amounts and percentages)	2020	2019
Net income (loss) attributable to Tutor Perini Corporation, as reported	$108.4	$(387.7)
Plus: Goodwill impairment charge	—	379.9
Less: Tax benefit provided on goodwill impairment charge	—	(49.4)
Adjusted net income (loss) attributable to Tutor Perini Corporation	$108.4	$(57.2)

Diluted earnings (loss) per common share, as reported	$2.12	$(7.72)
Plus: Goodwill impairment charge	—	7.56
Less: Tax benefit provided on goodwill impairment charge	—	(0.98)
Adjusted diluted earnings (loss) per common share	$2.12	$(1.14)

Effective income tax rate, as reported	12.6%	15.4%
Tax effect of goodwill impairment charge	—%	19.9%
Adjusted effective income tax rate	12.6%	35.3%

Fourth Quarter 2020 Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Wednesday, February 24, 2021, to discuss the fourth quarter and full year 2020 results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. For those unable to participate during the live call, the webcast will be available for replay shortly after the call on the website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private customers and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget, while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including planning and scheduling of manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including site work, concrete forming and placement, steel erection, electrical, mechanical, plumbing and heating, ventilation and air conditioning (HVAC). We are known for our major complex building project commitments, as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private customers throughout the world.

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the COVID-19 pandemic, which has adversely impacted, and could continue to adversely impact, our business, financial condition and results of operations; unfavorable outcomes of existing or future litigation or dispute resolution proceedings against customers (project owners, developers, general contractors, etc.), subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; revisions of estimates of contract risks, revenue or costs, the timing of new awards or the pace of project execution, which may result in losses or lower than anticipated profit; the requirement to perform extra, or change order, work resulting in disputes or claims and adversely affecting our working capital, profits and cash flows; risks and other uncertainties associated with assumptions and estimates used to prepare financial statements; a significant slowdown or decline in economic conditions, which could adversely affect our operations; decreases in the level of government spending for infrastructure and other public projects; inability to retain key members of our management, to hire and retain personnel required to complete projects or implement succession plans for key officers; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers; client cancellations of, or reductions in scope under, contracts reported in our backlog; systems and information technology interruptions, including due to cyberattack, systems failures or other similar events; increased competition and failure to secure new contracts; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses; economic, political, regulatory and other risks, including civil unrest, security issues, labor conditions, corruption and other unforeseeable events in countries where we do business; the impact of inclement weather conditions on projects; failure to comply with laws and regulations related to government contracts; violations of the U.S. Foreign Corrupt Practices Act and/or similar worldwide anti-bribery laws, which could result in unanticipated losses; impairment of our goodwill or other indefinite-lived intangible assets; adverse health events, such as an epidemic or another pandemic similar to COVID-19, which could adversely impact our business; failure to meet our obligations under our debt agreements; downgrades in our credit ratings; uncertainty from the expected discontinuance of the London Interbank Offered Rate and transition to any other interest rate benchmark; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 24, 2021 and in other reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications
www.tutorperini.com

Tutor Perini Corporation
Consolidated Statements of Operations

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except per common share amounts)	2020	2019	2020	2019
REVENUE	$1,349,516	$1,177,725	$5,318,763	$4,450,832
COST OF OPERATIONS	(1,217,112)	(1,240,429)	(4,832,610)	(4,209,060)
GROSS PROFIT (LOSS)	132,404	(62,704)	486,153	241,772
General and administrative expenses	(58,004)	(31,442)	(223,809)	(226,916)
Goodwill impairment	—	—	—	(379,863)
INCOME (LOSS) FROM CONSTRUCTION OPERATIONS	74,400	(94,146)	262,344	(365,007)
Other income (expense)	(3,489)	3,671	(11,853)	6,667
Interest expense	(17,699)	(16,242)	(76,212)	(67,494)
INCOME (LOSS) BEFORE INCOME TAXES	53,212	(106,717)	174,279	(425,834)
Income tax (expense) benefit	(7,195)	30,488	(21,942)	65,609
NET INCOME (LOSS)	46,017	(76,229)	152,337	(360,225)
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	10,522	9,888	43,943	27,465
NET INCOME (LOSS) ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$35,495	$(86,117)	$108,394	$(387,690)
BASIC EARNINGS (LOSS) PER COMMON SHARE	$0.70	$(1.71)	$2.14	$(7.72)
DILUTED EARNINGS (LOSS) PER COMMON SHARE	$0.69	$(1.71)	$2.12	$(7.72)
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	50,827	50,279	50,656	50,220
DILUTED	51,295	50,279	51,077	50,220

Tutor Perini Corporation
Segment Information

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total	Corporate		Consolidated Total
Quarter ended December 31, 2020
Total revenue	$617,115	$566,236	$295,978	$1,479,329	$—		$1,479,329
Elimination of intersegment revenue	(84,817)	(44,520)	(476)	(129,813)	—		(129,813)
Revenue from external customers	$532,298	$521,716	$295,502	$1,349,516	$—		$1,349,516
Income (loss) from construction operations	$64,079	$16,038	$10,612	$90,729	$(16,329)	(a)	$74,400
Capital expenditures	$9,905	$242	$965	$11,112	$273		$11,385
Depreciation and amortization(b)	$23,200	$429	$993	$24,622	$2,778		$27,400

Quarter ended December 31, 2019
Total revenue	$537,474	$473,710	$265,459	$1,276,643	$—		$1,276,643
Elimination of intersegment revenue	(89,820)	(8,800)	(298)	(98,918)	—		(98,918)
Revenue from external customers	$447,654	$464,910	$265,161	$1,177,725	$—		$1,177,725
Income (loss) from construction operations(c)	$(78,805)	$16,752	$(12,601)	$(74,654)	$(19,492)	(a)	$(94,146)
Capital expenditures	$21,208	$169	$130	$21,507	$12		$21,519
Depreciation and amortization(b)	$16,297	$439	$993	$17,729	$2,774		$20,503
_____________________________________________________________________________________________________________
(a)Consists primarily of corporate general and administrative expenses.
(b)Depreciation and amortization is included in income (loss) from construction operations.
(c)During the three months ended December 31, 2019, the Company recorded a charge of $166.8 million in income (loss) from construction operations (an after-tax impact of $119.4 million, or $2.38 per diluted share), which principally impacted the Civil segment, as a result of the adverse jury verdict on the Alaskan Way Viaduct (SR 99) Matter. In addition, the Company recognized a one-time gain of $37.8 million (an after-tax impact of $27.1 million, or $0.54 per diluted share) in Civil segment general and administrative expenses related to a remeasurement of its investment in a joint venture.

Tutor Perini Corporation
Segment Information (continued)

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total	Corporate		Consolidated Total
Year ended December 31, 2020
Total revenue	$2,565,210	$2,114,459	$1,135,018	$5,814,687	$—		$5,814,687
Elimination of intersegment revenue	(365,311)	(129,818)	(795)	(495,924)	—		(495,924)
Revenue from external customers	$2,199,899	$1,984,641	$1,134,223	$5,318,763	$—		$5,318,763
Income (loss) from construction operations(a)	$245,835	$53,158	$17,203	$316,196	$(53,852)	(b)	$262,344
Capital expenditures	$51,044	$878	$1,917	$53,839	$942		$54,781
Depreciation and amortization(c)	$90,250	$1,703	$3,983	$95,936	$11,098		$107,034

Year ended December 31, 2019
Total revenue	$2,054,097	$1,764,753	$929,738	$4,748,588	$—		$4,748,588
Elimination of intersegment revenue	(274,745)	(22,713)	(298)	(297,756)	—		(297,756)
Revenue from external customers	$1,779,352	$1,742,040	$929,440	$4,450,832	$—		$4,450,832
Income (loss) from construction operations(d)	$(150,837)	$23,655	$(172,637)	$(299,819)	$(65,188)	(b)	$(365,007)
Capital expenditures	$82,156	$518	$688	$83,362	$834		$84,196
Depreciation and amortization(c)	$47,905	$1,934	$4,136	$53,975	$11,069		$65,044
_____________________________________________________________________________________________________________
(a)During the year ended December 31, 2020, the Company recorded a charge of $15.2 million in income (loss) from construction operations (an after-tax impact of $11.0 million, or $0.22 per diluted share) due to an unfavorable legal ruling pertaining to a mechanical project in California in the Specialty Contractors segment, as well as a charge of $13.2 million (an after-tax impact of $9.6 million, or $0.19 per diluted share) due to an adverse arbitration ruling pertaining to an electrical project in New York in the Specialty Contractors segment. The Company also recorded a gain of $25.7 million in Specialty Contractors segment general and administrative expenses (an after-tax impact of $18.6 million, or $0.36 per diluted share) as a result of a favorable arbitration decision and subsequent settlement of the related employment dispute.
(b)Consists primarily of corporate general and administrative expenses.
(c)Depreciation and amortization is included in income (loss) from construction operations.
(d)During the year ended December 31, 2019, the Company recorded a non-cash goodwill impairment charge of $379.9 million in income (loss) from construction operations (an after-tax impact of $330.5 million, or $6.58 per diluted share) resulting from an interim impairment test the Company performed as of June 1, 2019. In addition, during the year ended December 31, 2019 the Company recorded a charge of $166.8 million in income (loss) from construction operations (an after-tax impact of $119.4 million, or $2.38 per diluted share), which principally impacted the Civil segment, as a result of the adverse jury verdict on the Alaskan Way Viaduct (SR 99) Matter. Lastly, the Company recognized a one-time gain of $37.8 million (an after-tax impact of $27.1 million, or $0.54 per diluted share) in Civil segment general and administrative expenses related to a remeasurement of its investment in a joint venture.

Tutor Perini Corporation
Consolidated Balance Sheets

	As of December 31,
(in thousands, except share and per share amounts)	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($105,735 and $103,850 related to VIEs)	$374,289	$193,685
Restricted cash	77,563	8,416
Restricted investments	78,912	70,974
Accounts receivable ($86,012 and $91,090 related to VIEs)	1,415,063	1,354,519
Retainage receivable ($122,335 and $89,132 related to VIEs)	648,441	562,375
Costs and estimated earnings in excess of billings ($39,846 and $22,764 related to VIEs)	1,236,734	1,123,544
Other current assets ($51,746 and $58,128 related to VIEs)	249,455	197,473
Total current assets	4,080,457	3,510,986
PROPERTY AND EQUIPMENT:
Land	44,167	39,047
Building and improvements	116,422	115,041
Construction equipment	570,675	560,547
Other equipment	192,247	183,197
	923,511	897,832
Less accumulated depreciation	(434,294)	(388,147)
Total property and equipment, net ($12,840 and $49,919 related to VIEs)	489,217	509,685
GOODWILL	205,143	205,143
INTANGIBLE ASSETS, NET	123,115	155,270
OTHER ASSETS	147,685	104,693
TOTAL ASSETS	$5,045,617	$4,485,777
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt, net of unamortized discount and debt issuance costs totaling $2,040 and $0	$100,188	$124,054
Accounts payable ($116,461 and $93,848 related to VIEs)	794,611	682,699
Retainage payable ($26,439 and $13,967 related to VIEs)	315,135	252,181
Billings in excess of costs and estimated earnings ($362,427 and $422,847 related to VIEs)	839,222	844,389
Accrued expenses and other current liabilities ($9,595 and $25,402 related to VIEs)	215,207	206,533
Total current liabilities	2,264,363	2,109,856
LONG-TERM DEBT, less current maturities, net of unamortized discount and debt issuance costs totaling $20,209 and $23,343	925,277	710,422
DEFERRED INCOME TAXES	82,966	35,686
OTHER LONG-TERM LIABILITIES	230,066	199,288
TOTAL LIABILITIES	3,502,672	3,055,252
COMMITMENTS AND CONTINGENCIES
EQUITY
Stockholders' equity:
Preferred stock – authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock – authorized 112,500,000 and 75,000,000 shares ($1 par value), issued and outstanding 50,827,205 and 50,278,816 shares	50,827	50,279
Additional paid-in capital	1,127,385	1,117,972
Retained earnings	422,385	313,991
Accumulated other comprehensive loss	(46,741)	(42,100)
Total stockholders' equity	1,553,856	1,440,142
Noncontrolling interests	(10,911)	(9,617)
TOTAL EQUITY	1,542,945	1,430,525
TOTAL LIABILITIES AND EQUITY	$5,045,617	$4,485,777

Tutor Perini Corporation
Consolidated Statements of Cash Flows

	Year Ended December 31,
(in thousands)	2020	2019
Cash Flows from Operating Activities:
Net income (loss)	$152,337	$(360,225)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Goodwill impairment	—	379,863
Depreciation	74,879	58,818
Amortization of intangible assets	32,155	6,226
Share-based compensation expense	11,833	19,143
Change in debt discounts and deferred debt issuance costs	20,153	13,207
Deferred income taxes	48,253	(71,609)
Gain on remeasurement of investment in joint venture	—	(37,792)
Gain on sale of property and equipment	(1,673)	(4,688)
Changes in other components of working capital, net of balances acquired	(169,976)	131,257
Other long-term liabilities	4,352	1,863
Other, net	459	467
NET CASH PROVIDED BY OPERATING ACTIVITIES	172,772	136,530

Cash Flows from Investing Activities:
Business acquisition, cash balance acquired net of cash paid	—	6,607
Acquisition of property and equipment	(54,781)	(84,196)
Proceeds from sale of property and equipment	14,550	12,581
Investments in securities	(31,331)	(35,167)
Proceeds from maturities and sales of investments in securities	25,204	24,120
NET CASH USED IN INVESTING ACTIVITIES	(46,358)	(76,055)

Cash Flows from Financing Activities:
Proceeds from debt	1,301,282	931,594
Repayment of debt	(1,119,887)	(870,277)
Cash payments related to share-based compensation	(1,397)	(2,363)
Distributions paid to noncontrolling interests	(48,467)	(46,500)
Contributions from noncontrolling interests	3,000	9,813
Debt issuance, extinguishment and modification costs	(11,194)	(504)
NET CASH PROVIDED BY FINANCING ACTIVITIES	123,337	21,763

Net increase in cash, cash equivalents and restricted cash	249,751	82,238
Cash, cash equivalents and restricted cash at beginning of year	202,101	119,863
Cash, cash equivalents and restricted cash at end of year	$451,852	$202,101

Tutor Perini Corporation
Backlog Information
Unaudited

(in millions)	Backlog at September 30, 2020	New Awards in the Quarter Ended December 31, 2020(a)	Revenue in the Quarter Ended December 31, 2020	Backlog at December 31, 2020
Civil	$5,207.1	$108.8	$(532.3)	$4,783.6
Building	1,956.8	267.2	(521.7)	1,702.3
Specialty Contractors	2,018.1	137.2	(295.5)	1,859.8
Total	$9,182.0	$513.2	$(1,349.5)	$8,345.7

(in millions)	Backlog at December 31, 2019	New Awards in the Year Ended December 31, 2020(a)	Revenue in the Year Ended December 31, 2020	Backlog at December 31, 2020
Civil	$6,037.2	$946.3	$(2,199.9)	$4,783.6
Building	2,790.3	896.7	(1,984.7)	1,702.3
Specialty Contractors	2,393.6	600.4	(1,134.2)	1,859.8
Total	$11,221.1	$2,443.4	$(5,318.8)	$8,345.7
(a)New awards consist of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.